Calculation of Filing Fee Tables
S-8
ACCURAY INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock reserved for issuance pursuant to the Accuray Incorporated Stand-Alone Inducement Performance Unit Agreement for Sofiane Laoussadi ("PSU Award")	Other	975,000	$ 0.13	$ 126,750.00	0.000087	$ 11.03
2	Equity	Common Stock reserved for issuance pursuant to the Accuray Incorporated Stand-Alone Inducement Restricted Stock Unit Agreement for Sofiane Laoussadi ("RSU Award")	Other	650,000	$ 0.13	$ 84,500.00	0.000087	$ 7.35
Total Offering Amounts:						$ 211,250.00		$ 18.38
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 18.38
Offering Note
[1]	Consists of 975,000 shares of common stock, par value $0.001 per share (the "Common Stock"), of Accuray Incorporated (the "Registrant") underlying the PSU Award, representing the maximum number of shares issuable under the PSU Award (150% of the target number of 650,000 shares), which were granted to the Registrant's Senior Vice President, Global Service & Solutions, as an inducement material to his acceptance of employment with the Registrant. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the PSU Award that are being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. The proposed maximum offering price per share of Common Stock is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Capital Market on October 26, 2026.

[2]	Consists of 650,000 shares of the Registrant's Common Stock underlying the RSU Award, which were granted to the Registrant's Senior Vice President, Global Service & Solutions, as an inducement material to his acceptance of employment with the Registrant. Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the RSU Award that are being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. The proposed maximum offering price per share of Common Stock is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Capital Market on October 26, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources